As filed with the Securities and Exchange Commission on January 17, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORRECTIONS CORPORATION OF AMERICA
(and certain of its wholly owned subsidiaries identified on the following page)
(Exact name of Registrant as specified in its Charter)

Maryland	62-1763875
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification Number)
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
John D. Ferguson
Chief Executive Officer
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215
(615) 263-3000
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)
Copies to:
F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
     (Continued on Following Page)

     (Continued from Previous Page)
CALCULATION OF REGISTRATION FEE

Amount to be Registered
Proposed Maximum Offering Price Per Unit
Title of Each Class of	Proposed Maximum Registration Fee Price
Securities to be Registered(2)	Amount of Registration Fee(1)

Debt Securities(3)

Guarantees of Debt Securities(4)

Preferred Stock, $0.01 par value

Units(5)

Total	$0.00

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except that a registration fee of $56,630 was previously paid with respect to up to $700,000,000 of securities of the registrant pursuant to Registration Statement No. 333-104240, of which $26,308 remains unutilized. Pursuant to Rule 457(p), the unutilized filing fee of $26,308 previously paid may be applied to the filing fee payable pursuant to this Registration Statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. The unutilized portion of the $7,984 filing fee paid by the registrant with respect to up to 5,711,388 shares registered by the registrant on behalf of certain selling stockholders on the same Registration Statement No. 333-104240 will not be used by the registrant pursuant to this Registration Statement and will continue to be available for use under Registration Statement No. 333-104240.

(2)	Securities registered hereby may be offered for U.S. dollars, and may be sold separately or together in units with other securities registered hereby. Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(3)	In addition to any debt securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of debt securities as may be issued upon conversion or exchange of other debt securities or preferred stock, for which no separate consideration will be received by the registrant.

(4)	Guarantees may be provided by subsidiaries of the registrant of the payment of principal and interest on the debt securities. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for the guarantees.

(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, guarantees of debt securities or preferred stock in any combination, which may or may not be separable from each other.
TABLE OF ADDITIONAL REGISTRANTS

	State or Other
	Jurisdiction	Primary Standard	I.R.S. Employee
Exact Name of Registrant as Specified in	of Incorporation	Industrial Classification	Identification
its Charter or Organizational Document*	or Organization	Code Number	Number

CCA of Tennessee, LLC	Tennessee	8744	62-1806755
Prison Realty Management, Inc.	Tennessee	8744	62-1696286
Technical and Business Institute of America, Inc.	Tennessee	8744	38-2999108
TransCor America, LLC	Tennessee	8744	62-1806099
CCA International, Inc.	Delaware	8744	62-1310460
CCA Properties of America, LLC	Tennessee	8744	43-1988721
CCA Properties of Arizona, LLC	Tennessee	8744	43-1988725
CCA Properties of Tennessee, LLC	Tennessee	8744	43-1988730
CCA Properties of Texas, L.P.	Delaware	8744	43-1988735
CCA Western Properties, Inc.	Delaware	8744	20-2155016

*	Addresses and telephone numbers of principal executive offices are the same as that of Corrections Corporation of America, except for TransCor America, LLC, whose principal address is 646 Melrose Avenue, Nashville, Tennessee 37211 and telephone number is (615) 251-7008.

PROSPECTUS
Debt Securities
Guarantees
Preferred Stock
Units
      We may offer from time to time:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	guarantees of our obligations under our debt securities, if any;

•	shares of our preferred stock, par value $0.01 per share, in one or more series; or

•	any combination of the foregoing, including by way of units consisting of more than one security.
      We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.
      Our principal executive offices are located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Our telephone number is (615) 263-3000.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      We will sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.
The date of this prospectus is January 17, 2006.

About This Prospectus	ii
Where You Can Find Additional Information	ii
Incorporation of Information by Reference	ii
Use of Proceeds	1
Ratio of Earnings to Fixed Charges	1
Description of Securities	1
Legal Matters	1
Experts	1
EX-4.22 FORM OF INDENTURE
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC.
EX-5.2 OPINION OF MILES & STOCKBRIDGE, P.C.
EX-12.1 STATEMENT REGARDING COMPUTATION OF RATIOS
EX-23.1 CONSENT OF ERNST & YOUNG LLP.
EX-25.1 STATEMENT OF ELIGIBILITY OF TRUSTEE ON FORM T-1

i

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities registered in one or more offerings. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Information by Reference.”
      This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Commission. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the Commission. Our file number with the Commission is 001-16109. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Commission filings are also available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Our common stock is listed and traded on the New York Stock Exchange, or the NYSE. You may also inspect the information we file with the Commission at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Our internet address is www.correctionscorp.com. However, unless otherwise specifically set forth herein, the information on our internet site is not a part of this prospectus any accompanying prospectus supplement.
INCORPORATION OF INFORMATION BY REFERENCE
      The Commission allows us to “incorporate by reference” the information that we file with the Commission. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the Commission. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Commission after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus or in documents filed earlier with the Commission.

ii

      We are incorporating by reference the following documents that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	Our Definitive Proxy Statement filed with the Commission on April 7, 2005;

•	Our Current Reports on Form 8-K, filed with the Commission on January 6, 2005, February 10, 2005, February 23, 2005, March 2, 2005, March 8, 2005, March 9, 2005, March 24, 2005, April 19, 2005, June 2, 2005, June 22, 2005, December 14, 2005 and January 17, 2006; and

•	The description of our capital stock in our Current Report on Form 8-K filed with the Commission on January 6, 1999.
      We are also incorporating by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish with the Commission be incorporated by reference into, or otherwise included in, this prospectus. Each document referred to above is available over the Internet on the Commission’s website at http://www.sec.gov and on our website at http://www.correctionscorp.com. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
Attention: Investor Relations

iii

USE OF PROCEEDS
      Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

							Nine Months
							Ended
	Years Ended December 31,						September 30,

	2000		2001	2002	2003	2004	2004	2005

Ratio of Earnings to Fixed Charges	N/A	(1)	1.1x	1.0x	2.1x	2.2x	2.2x	1.7x

(1)	The deficiency in earnings to cover fixed charges for the year ended December 31, 2000 was $760.8 million. This deficit was primarily the result of impairment losses of $527.8 million and the write-off of amounts under lease arrangements of $11.9 million.
     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.
DESCRIPTION OF SECURITIES
      We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, preferred stock or units that may be offered under this prospectus.
      Debt securities offered under this prospectus will be governed by a document called an “Indenture” and possibly one or more supplemental Indentures. Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us and US Bank National Association, as Trustee. A copy of the form of Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental Indenture relating to the Indenture will be filed in the future with the Commission. See “Where You Can Find Additional Information” for information on how to obtain a copy.
LEGAL MATTERS
      Certain legal matters with respect to securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee and for any selling stockholder, by the counsel named in the applicable prospectus supplement. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement. Bass, Berry & Sims PLC and any other legal counsel will rely upon Miles & Stockbridge P.C., Baltimore, Maryland as to all matters of Maryland law.
EXPERTS
      The consolidated financial statements of Corrections Corporation of America and Subsidiaries at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in Corrections Corporation of America and Subsidiaries’ Current Report on Form 8-K filed with the Commission on January 17, 2006, and Corrections Corporation of America and Subsidiaries management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 appearing in Corrections Corporation of America and Subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth an estimate of costs and expenses to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we may sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates:

Securities and Exchange Commission Fee	$		*
Printing and Engraving Expenses		$75,000
Legal Fees and Expenses		$250,000
Accounting Fees and Expenses		$100,000
Trustee Fees and Expenses		$10,000
Miscellaneous		$75,000

Total		$510,000

*	In accordance with Rule 456(b) and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus, except for $26,308 that remains unutilized with respect to securities that were previously registered pursuant to Registration Statement No. 333-104240 filed by Corrections Corporation of America, and were not sold thereunder.

Item 15.	Indemnification of Directors and Officers.

Maryland Registrant
      Article VI of the charter of Corrections Corporation of America (“CCA” or the “Company”) provides that, to the maximum extent that Maryland law from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.
      Maryland law provides in general that the charter provision limiting the liability of directors and officers may not limit their liability to the Company or its stockholders (i) to the extent it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty.
      Maryland General Corporation Law (the “MGCL”) generally permits a corporation to indemnify any director made a party to any proceeding by reason of service as a director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director in connection with the proceeding; but if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the standard of conduct required for indemnification. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director failed to meet the standard of conduct required for indemnification.
      If the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received.
      Under the MGCL, unless limited by its charter, a corporation is required to indemnify a director for reasonable expenses incurred if the director has been successful, on the merits or otherwise, in defense of any proceeding to which the director is made a party by reason of service as a director, or in the defense of any claim, issue or matter in such a proceeding. The Company’s charter does not limit such indemnification. In addition, a corporation is required to indemnify a director in any such proceeding if a court of appropriate jurisdiction determines the director is entitled to indemnification.
      Under the MGCL, unless the corporation’s charter provides otherwise, officers shall be indemnified to the extent directors are required or entitled to be indemnified. The Company’s charter does not provide otherwise.
      Under the Company’s bylaws, the Company shall indemnify a director or officer to the extent permitted by Maryland law as described herein.
      Under the Company’s bylaws and consistent with Maryland law, the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer, if such individual in writing affirms in good faith that he or she has satisfied the applicable standard of conduct necessary for indemnification and agrees to repay amounts paid to such individual if it is ultimately determined that such standard is not met. Under the Company’s bylaws, the Company may also provide to directors or officers additional indemnification or payment or reimbursement of expenses to the fullest extent permitted by Maryland law for directors of Maryland corporations.
      According to the MGCL, indemnification provided or permitted by the MGCL may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.
      The MGCL permits a Maryland corporation to indemnify its employees and agents to the same extent as its directors.
      The Company maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions set forth in such policies.

Tennessee Registrants
      Prison Realty Management, Inc. and Technical Business Institute of America, Inc. (collectively, the “Tennessee Corporate Registrants”) are corporations incorporated under the laws of the state of Tennessee. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.
      The charter of each of the Tennessee Corporate Registrants provides that such registrant shall indemnify its officers and directors to the fullest extent allowed by the TBCA.
      The bylaws of each of the Tennessee Corporate Registrants provide that such registrant shall indemnify its officers and directors to the fullest extent allowed by the Tennessee Business Corporation Act. In addition, the bylaws of each Tennessee Corporate Registrant authorize the corporation to purchase and maintain insurance for any individual who is or was a director, officer, employee, or agent of the Company, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation’s board of directors or its president as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The Company maintains policies insuring the officers and directors of the Tennessee Corporate Registrants for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      CCA of Tennessee, LLC, TransCor America, LLC, CCA Properties of America, LLC, CCA Properties of Arizona, LLC and CCA Properties of Tennessee, LLC (collectively, the “Tennessee Limited Liability Company Registrants”) are limited liability companies formed under the laws of the state of Tennessee. Section 48-243-101 of the Tennessee Limited Liability Company Act provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-243-101(c) provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.
      Section 48-243-101(h) authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, employee, independent contractor, or agent of the limited liability company, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b)-(c). The Company maintains policies insuring the officers and managers of the Tennessee Limited Liability Company Registrants for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

      Section 48-243-101(i) prohibits indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.
      The Articles of Organization and the Operating Agreements of the Tennessee Limited Liability Company Registrants provide that the Tennessee Limited Liability Company Registrants shall indemnify its member and all of its officers to the fullest extent of and in accordance with the Tennessee Limited Liability Act.
      The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

Delaware Registrants
      CCA International, Inc. and CCA Western Properties, Inc. (collectively, the “Delaware Corporate Registrants”) are corporations incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law, among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring the officers and directors of the Delaware Corporate Registrants against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      Each of the Delaware Corporate Registrant’s Certificate of Incorporation eliminates to the fullest extent permitted by applicable law the monetary liability of directors of such registrant for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (1) for a breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (4) for transactions from which the director derived an improper personal benefit.
      The bylaws of each of the Delaware Corporate Registrants provide that the corporation will indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions to the fullest extent permitted or authorized by the General Corporation Law of Delaware.
      The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation, subject to the limitations set forth in the bylaws of the Company as previously described.
      CCA Properties of Texas, L.P. is a limited partnership formed under the laws of the state of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
      CCA Properties of Texas, L.P.’s Agreement of Limited Partnership provides that the partnership will indemnify and hold the officers, employees, agents and representatives of the partnership, its general partner, and each of the officers, members, employees, agents, and representatives of its general partner harmless from any loss or damage, including, without limitation, reasonable legal fees and court costs, incurred by it or any of them by reason of anything it or any of them may do or refrain from doing for and on behalf of the partnership or in connection with its business or affairs; provided, however, that the partnership will not be required to indemnify any of its officers, employees, agents and representatives, its general partner or any of the officers, members, employees, agents, and representatives of its general partner for any loss or damage which it might incur as a result of fraud, willful misconduct or gross negligence committed by any such person or entity in the performance of their or its duties under the Agreement of Limited Partnership. The indemnification provisions under the Agreement of Limited Partnership do not relieve the general partner of its proportionate share of the obligations of the partnership in its capacity as a partner thereof.
      The Company maintains policies insuring the officers, directors and partners (as applicable) of each of the Delaware Corporate Registrants and CCA Properties of Texas, L.P. against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

Item 16.	Exhibits.

1	.1*	Form of Underwriting Agreement.
4.1		Article II of the Third Amended and Restated By-Laws (previously filed as Exhibit 3.3 to the Registration Statement on Form S-4/A (Commission File no. 333-96721), filed with the Commission on December 30, 2002 and incorporated herein by this reference) and Article V of the Amended and Restated Charter, as amended (previously filed as Exhibit 3.1 to the Company’s Form 10-K filed with the Commission on April 17, 2001 and incorporated herein by this reference) and Articles of Amendment (previously filed as Exhibit 3.1 to the Company’s Form 10-Q filed with the Commission on August 13, 2001 and incorporated herein by this reference).
4.2		Articles of Organization of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.3		Operating Agreement of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.4		Charter of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.5		Bylaws of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.6		Charter of Technical and Business Institute of America, Inc., as amended. (incorporated by reference to Exhibit 3.8 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.7		Bylaws of Technical and Business Institute of America, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.8		Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.9		Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.10		Certificate of Incorporation of CCA International, Inc. (incorporated by reference to Exhibit 3.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.11		Bylaws of CCA International, Inc. (incorporated by reference to Exhibit 3.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.12		Articles of Organization of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.13		Operating Agreement of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.14		Articles of Organization of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.15		Operating Agreement of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).

4.16		Articles of Organization of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.17		Operating Agreement of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.18		Certificate of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.20 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.19		Agreement of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.21 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.20		Certificate of Incorporation of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.21		Bylaws of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.22		Form of Indenture.
4	.23*	Form of Debt Security and Guarantee of Debt Security.
4	.24*	Form of Stock Certificate.
4	.25*	Form of Unit.
5.1		Opinion of Bass, Berry & Sims PLC.
5.2		Opinion of Miles & Stockbridge P.C.
12.1		Statement regarding Computation of Ratios.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.3		Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).
24.1		Powers of Attorney (contained on signature pages of this Registration Statement).
25.1		Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer) Vice Chairman of the Board of Directors and Director	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 17, 2006

/s/ William F. Andrews William F. Andrews	Chairman of the Board of Directors and Director	January 17, 2006

/s/ Donna M. Alvarado Donna M. Alvarado	Director	January 17, 2006

Signature	Title	Date

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director	January 9, 2006

/s/ John D. Correnti John D. Correnti	Director	January 17, 2006

/s/ John R. Horne John R. Horne	Director	January 17, 2006

/s/ C. Michael Jacobi C. Michael Jacobi	Director	January 17, 2006

/s/ Charles L. Overby Charles L. Overby	Director	January 17, 2006

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	January 17, 2006

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director	January 17, 2006

/s/ Joseph V. Russell Joseph V. Russell	Director	January 17, 2006

/s/ Henri L. Wedell Henri L. Wedell	Director	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA OF TENNESSEE, LLC

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Manager, Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer) and Director	January 17, 2006

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

PRISON REALTY MANAGEMENT, INC.

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) and Director	January 17, 2006

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, INC.

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Executive Officer
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors and Director	January 17, 2006

/s/ Dennis E. Bradby Dennis E. Bradby	President	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) and Director	January 17, 2006

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

TRANSCOR AMERICA, LLC

By:	/s/ Sharon Johnson-Rion

Sharon Johnson-Rion

Chief Manager, Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sharon Johnson-Rion Sharon Johnson-Rion	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2006

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer (Principal Financial and Accounting Officer)	January 17, 2006

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of CCA of Tennessee, LLC, the sole member of TransCor America, LLC, a member-managed limited liability company	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA INTERNATIONAL, INC.

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) and Director	January 17, 2006

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA PROPERTIES OF AMERICA, LLC

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Manager, Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 17, 2006

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of Corrections Corporation of America, the sole member of CCA Properties of America, LLC, a member-managed limited liability company	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA PROPERTIES OF ARIZONA, LLC

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Manager, Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 17, 2006

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of CCA of Tennessee, LLC, the sole member of CCA Properties of Arizona, LLC, a member-managed limited liability company	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA PROPERTIES OF TENNESSEE, LLC

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Manager, Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 17, 2006

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of CCA of Tennessee, LLC, the sole member of CCA Properties of Tennessee, LLC, a member-managed limited liability company	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA PROPERTIES OF TEXAS, L.P.

By: CCA Properties of America, LLC
Its: General Partner

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Manager, Chief Executive Officer and President of CCA Properties of America, LLC
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 17, 2006

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of Corrections Corporation of America, the sole member of CCA Properties of America, LLC, a member-managed limited liability company	January 17, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 17, 2006.

CCA WESTERN PROPERTIES, INC.

By:	/s/ John D. Ferguson

John D. Ferguson

Chief Executive Officer and President
SIGNATURE PAGE AND POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer) and Director	January 17, 2006

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer) and Director	January 17, 2006

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	January 17, 2006

EXHIBIT INDEX

1	.1*	Form of Underwriting Agreement.
4.1		Article II of the Third Amended and Restated By-Laws (previously filed as Exhibit 3.3 to the Registration Statement on Form S-4/A (Commission File no. 333-96721), filed with the Commission on December 30, 2002 and incorporated herein by this reference) and Article V of the Amended and Restated Charter, as amended (previously filed as Exhibit 3.1 to the Company’s Form 10-K filed with the Commission on April 17, 2001 and incorporated herein by this reference) and Articles of Amendment (previously filed as Exhibit 3.1 to the Company’s Form 10-Q filed with the Commission on August 13, 2001 and incorporated herein by this reference).
4.2		Articles of Organization of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.3		Operating Agreement of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.4		Charter of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.5		Bylaws of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.6		Charter of Technical and Business Institute of America, Inc., as amended. (incorporated by reference to Exhibit 3.8 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.7		Bylaws of Technical and Business Institute of America, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.8		Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.9		Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.10		Certificate of Incorporation of CCA International, Inc. (incorporated by reference to Exhibit 3.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.11		Bylaws of CCA International, Inc. (incorporated by reference to Exhibit 3.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
4.12		Articles of Organization of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.13		Operating Agreement of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.14		Articles of Organization of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.15		Operating Agreement of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).

4.16		Articles of Organization of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.17		Operating Agreement of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.18		Certificate of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.20 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.19		Agreement of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.21 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
4.20		Certificate of Incorporation of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.21		Bylaws of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the Commission on April 26, 2005).
4.22		Form of Indenture.
4	.23*	Form of Debt Security and Guarantee of Debt Security.
4	.24*	Form of Stock Certificate.
4	.25*	Form of Unit.
5.1		Opinion of Bass, Berry & Sims PLC.
5.2		Opinion of Miles & Stockbridge, P.C.
12.1		Statement regarding Computation of Ratios.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.3		Consent of Miles & Stockbridge, P.C. (included in Exhibit 5.2).
24.1		Powers of Attorney (contained on signature pages of this Registration Statement).
25.1		Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.